                                                                     Exhibit 12

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (amounts in thousands of dollars)

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
                                                                        Six Months Ended
                                   Year Ended December 31,                  June 30,
                          ------------------------------------------ ----------------------
                                                              1998                   1999
                                                               Pro                    Pro
                           1994   1995   1996   1997   1998   Forma   1998   1999    Forma
                          ------ ------ ------ ------ ------ ------- ------ ------- -------
Pre-tax income (loss)
 from continuing
 operations.............  $4,029 $4,455 $4,348 $4,365 $  601 $12,298 $3,098 $ 4,457 $ 8,782
  Rental expense--20% of
   total................     156    209    223    226    326   1,508    124     612     754
  Interest expense......      77    106    722    841  6,519  20,692    653   8,283  10,345
                          ------ ------ ------ ------ ------ ------- ------ ------- -------
Adjusted income.........  $4,262 $4,770 $5,293 $5,432 $7,446 $34,498 $3,875 $13,352 $19,881
                          ====== ====== ====== ====== ====== ======= ====== ======= =======
Fixed Charges:
  Interest expense and
   amortization of debt
   discount/premium.....  $   77 $  106 $  722 $  841 $6,519 $20,692 $  653 $ 8,283 $10,345
  Rental expense--20% of
   total................     156    209    223    226    326   1,508    124     612     754
                          ------ ------ ------ ------ ------ ------- ------ ------- -------
   Total applicable
    fixed charges.......  $  233 $  315 $  945 $1,067 $6,845 $22,200 $  777 $ 8,895 $11,099
                          ====== ====== ====== ====== ====== ======= ====== ======= =======
Ratio of earnings to
 fixed charges..........   18.29  15.14   5.60   5.09   1.09    1.55   4.99    1.50    1.79
                          ====== ====== ====== ====== ====== ======= ====== ======= =======
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